                            JOINT FILING INFORMATION

Reporting Person:     THE DUGABOY INVESTMENT TRUST

Address:              300 CRESCENT COURT, SUITE 700
                      DALLAS, TEXAS 75201

Designated Filer:     THE DUGABOY INVESTMENT TRUST

Issuer and Symbol:    NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:  10/22/2015

                      /s/ Nancy Marie Dondero, Trustee
Signature:           -----------------------------------
                      Nancy Marie Dondero, Trustee

Reporting Person:     DONDERO, NANCY MARIE

Address:              1010 CRESCENT BEACH ROAD
                      VERO BEACH, FLORIDA 32963

Designated Filer:     THE DUGABOY INVESTMENT TRUST

Issuer and Symbol:    NEXPOINT CREDIT STRATEGIES FUND ("NHF")

Date of Event
Requiring Statement:  10/22/2015

                      /s/ Nancy Marie Dondero
Signature:           -------------------------
                     Nancy Marie Dondero